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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                March 1, 2000


                          GRAND COURT LIFESTYLES, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                       0-21249                 22-3423087
          --------                       -------                 ----------
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
incorporation or organization)                               Identification No.)


         2650 North Military Trail, Suite 350, Boca Raton, Florida 33431
         ---------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (561) 997-0323



                                       N/A
         (Former name or former address, if changed since last report.)




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Item 5.  Other Events.


Grand Court Lifestyles, Inc. (the "Company") reported that it had failed to make payments due on March 1, 2000 of interest on certain debt obligations and rent. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 1999.

On March 1, 2000, the Company failed to make payments then due relating to interest on approximately $13.6 million aggregate principal amount of debt obligations, rent payments on its corporate offices in Boca Raton, Florida and Fort Lee, New Jersey, rent for the four Development Communities under the Capstone leases and certain other expenses. Such payments are due on the first day of each month.

As a consequence of such failure, the Company is in default under such obligations and, due to cross-default provisions, many of its other debt obligations.

In addition to the payments due on the first day of each month, the Company is obligated to make payments of principal and interest on many other debt obligations and payments of Management Contract Obligations on the fifteenth day of each month.

While the Company will continue to monitor its financial condition and make decisions regarding future payments as the circumstances warrant, at this time it appears unlikely that the Company will make such future payments as they become due.

To date, none of the Company's creditors have attempted to exercise any remedies against the Company.

Sales of partnership interests in Syndications, historically the Company's primary source of revenue, have been suspended.

Although the Company continues to explore strategic responses such as the sale and/or recapitalization of the Company and plans to initiate discussions with creditors in an effort to renegotiate the terms of its debt obligations, it is likely that the Company will initiate proceedings for reorganization under applicable bankruptcy laws.

In addition, on March 2, 2000, Walter Feldesman resigned his position as a director of the Company. In addition to having served as a director of the Company, Mr. Feldesman is currently a director of Sterling National Bank, which is a lender to the Company. In tendering his resignation, Mr. Feldesman explained that continued service as a director of the Company could, in light of the Company's current financial position, conflict with his service as a director of Sterling National Bank.



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                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        Grand Court Lifestyles, Inc.
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                                                (Registrant)


                                               /s/ Paul Jawin
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Date:  March 6, 2000                             (Signature)
                                                 Paul Jawin
                                            Chief Operating Officer